UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2015

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1347616
(State of incorporation)	(I.R.S. Employer Identification No.)

400 Kelby Street, 9th Floor

Fort Lee, New Jersey 07024

(Address of principal executive offices)

(212) 867-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Entry Into a Material Definitive Agreement.

On February 13, 2015, Pioneer Power Solutions, Inc., through its Pioneer Transformers Ltd. division (collectively, the “Company”), was awarded a new long-term contract by Hydro-Quebec Utility Company (“Hydro-Quebec”) for the supply of pad-mount and submersible transformers. The new contract replaces, in all material respects, two contracts previously awarded by Hydro-Quebec to the Company, which contracts expired in September 2014.

The new contract has a two-year initial term, and two one-year extension options at Hydro-Quebec’s option that provide for a maximum term of four years.  The contract sets forth the terms, conditions and rights of the parties with respect to the supply of the subject products including ordering and delivery procedures, required technical specifications, minimum performance standards, product pricing and price adjustment mechanisms, terms of payment and rights of termination. The contract does not require Hydro-Quebec to order any minimum quantity of products from the Company and does not grant the Company any form of supply exclusivity.

Item 8.01Other Events.

On February 20, 2015, the Company issued a press release announcing its new long-term contract with Hydro-Quebec for the supply of pad-mount and submersible transformers.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
99.1	Press release dated February 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: February 20, 2015	By:	/s/ Andrew Minkow
	Name:	Andrew Minkow
	Title:	Chief Financial Officer